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                                                                  EXHIBIT 10.10

                       Confidential portions of this exhibit have been redacted pursuant to the rules and regulations of the Securites and Exchange Commission

                              CHECKFREE CORPORATION
                           ELECTRONIC COMMERCE SERVICE
                                    AGREEMENT

This Agreement ("Agreement") is made by and between CheckFree Corporation ("CheckFree"), a Delaware Corporation, with its principal office at 4411 East Jones Bridge Road, Norcross, Georgia, 30092, and Atlanta Internet Bank ("Client"), with its principal office at 7000 Peachtree-Dunwoody Rd., Building 10, Suite 300, Atlanta, Georgia, 30328, and is as follows:

1.     Scope of Agreement.

CheckFree agrees to implement the electronic commerce system for Client in accordance with Schedule B attached hereto and to provide Client with the electronic commerce services ("Services") described in Schedules A and C attached hereto for elective use by Client's depositors and account holders ("Users") in such quantity or combination as Client may from time-to-time elect and CheckFree is capable of providing.

2.     Term of Agreement.

This Agreement shall be effective as of 10/31/97 ("Effective Date") and shall remain in force for a period of five (5) years ("Initial Term"); and shall automatically renew and extend for successive one (1) year terms, commencing at the conclusion of the Initial Term or any renewal term, unless contrary notice in writing is given by Client or CheckFree at least one hundred-eighty
(180) days prior to termination of the then current term. Upon termination, the obligations of a continuing nature shall continue to be binding and in full force and effect, including, without limitation, those reflected in: paragraph 5, "Trade Secrets and Confidentiality"; subparagraph 12.4; paragraph 16, "Warranty and Limitation of Liability"; paragraph 17, "Indemnification"; and paragraph 18, "Default; Remedies Upon Default". If, upon termination under this paragraph or under paragraph 4.5 Client has chosen to continue to offer a like service without CheckFree as the provider or during the term hereof, if Customer is converting a separate part of its electronic banking service, which is not included in the Services, to a new provider, CheckFree agrees to provide reasonable assistance to the Client to accomplish the conversion to the new service provider, Client will pay all expenses incurred by CheckFree to make any such conversion. CheckFree's expenses will be calculated on a time and materials basis at CheckFree's standard rates then in effect, and any out-of-pocket expenses will be reasonable.

3.     Forms.

All forms and other documents required for the proper utilization of the Services shall be provided by Client at its expense. All such forms and documents shall be consistent with those that CheckFree customarily uses in providing such Services to its other clients. CheckFree shall have the right to review and approve for technical accuracy all such forms and documents prior to their use and at its request shall assist Client in the preparation thereof. CheckFree shall be

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reimbursed by Client for the reasonable cost of time and materials for any such assistance that shall be calculated in accordance with the System Support Charges specified in Schedule E attached hereto, payable thirty (30) days after receipt of the invoice therefor.

4.     Charges.

4.1 For the Services utilized, Client shall pay to CheckFree monthly (within thirty [30] days of receipt of the invoice) at its principal office in Norcross, Georgia (or such other place designated by CheckFree), the greater of (i) the total of the applicable charges incurred during the preceding month in accordance with Schedule E or (ii) a monthly minimum charge set forth in Schedule E during the Initial Term of the Agreement, regardless of Client's actual usage of the Services during any such month. Beginning with the first one (1) year renewal term of the Agreement, and for renewal terms thereafter, such monthly minimum charge shall be adjusted to be _________ percent of the average of the monthly processing fees for the preceding twelve (12) month period, excluding sales or other taxes as provided for in paragraph 4.3 below.

4.2 Except as provided in Schedule E attached hereto, charges for the Services shall not be changed by CheckFree during the Initial Term. Thereafter, however, such charges may be changed at any renewal with at least ninety (90) days prior written notice to Client. Client may, by giving written notice to CheckFree at least forty-five (45) days prior to the effective date of any such changes, reject any of the Services affected, whereupon the obligations of both parties with respect thereto shall terminate. The Client's rejection of any service so affected, however, will not reduce the monthly minimum charge as specified in paragraph 4.1 above. Client shall furnish to Users at its expense all appropriate notices of such changes in service and/or charges that may be required by law or by CheckFree.

4.3 There shall be added to all invoices for the Services amounts equal to any applicable sales or other taxes levied, based on, arising from or in any way connected with the furnishing of the Services to Client or Users hereunder, exclusive of taxes based on CheckFree's net income.

4.4 All invoices for the Services rendered hereunder shall be due and payable thirty (30) days after receipt of the invoice. If Client fails to pay any such amounts when due, CheckFree may, at its option, and after giving at least ten (10) days prior written notice, discontinue furnishing the Services unless and until all such arrearages are paid in full, all without impairment of any other remedy that may be available to CheckFree. Client shall furnish to Users at its expense all notices of such termination that may be required by law or by CheckFree.

4.5 Client recognizes that CheckFree's level of personnel staffing, computer equipment selections, hardware resource allocations, hardware and software lease term selections, equipment and software purchases, and general resource planning so as to fulfill its contractual obligations are based upon the assumption that this Agreement will remain in effect for its full Initial Term and any renewal term and that any prior termination hereof will result in substantial damages to CheckFree. At the same time, however, CheckFree recognizes that it is in the substantial interest of Client to have the right to terminate this Agreement, other than as provided in paragraph 2 herein, should it so desire. Client, therefore, is hereby granted the right at its option to terminate this Agreement at any time after the first twelve (12) months by giving ninety (90) days prior written notice of termination, and by the payment to CheckFree of an amount in cash that shall be the product resulting from multiplying the number of months remaining from the date of termination until October 31, 2001, by either the average of the fees for the six (6) months with the highest total invoice amounts or the monthly minimum, if applicable, whichever is greater, it being agreed that such sum constitutes reasonable liquidated damages to be

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sustained by CheckFree by reason of such early termination. If there have not been six (6) months of fees in the current term, the calculation shall be based on the number of months for which fees have been billed in the current term plus the relevant number of months from the previous term which makes the total six (6). 4.6 Notwithstanding any provision to the contrary in this Agreement, in the event that the United States Postal Service raises its postage rates, CheckFree may, without prior notice to Client, increase its fees commensurately. Such increase in postal charges shall become effective coincident with the effective date of the United States Postal Service increase in such charges.

5.     Trade Secrets and Confidentiality.

5.1. Client acknowledges that CheckFree claims that all computer programs, data file content and organization, techniques, methods, rules, procedures, protocols, forms, instructions, trade secrets, copyrights and any other proprietary rights of CheckFree or third parties used in connection with or in any way relating to the Services ("Products") are the exclusive and confidential property of CheckFree or parties from whom CheckFree has secured such Products. Unless such Products are (a) in the public domain; (b) independently developed by Client; (c) known to Client prior to disclosure;
(d) obtained from a third party which is not subject to a nondisclosure agreement with CheckFree; or (e) disclosed by Client with CheckFree's permission, Client and its subsidiary or affiliated corporations shall treat the Products as confidential and will not disclose or otherwise make available same in any form to any person other than employees of Client, its authorized agents, independent contractors, government officials, or its data processor who need to know such information for rendition of the Services. Client will instruct such employees and data processors to keep the same confidential using the same care and discretion that Client would use with respect to its own confidential property and trade secrets. Upon termination of this Agreement for any reason, Client shall return to CheckFree any and all Products in its possession or under its control and shall cease using them in any way.

5.2 CheckFree shall treat as confidential and shall not disclose or otherwise make available the personal account information or other data received by CheckFree from Client ("Client's Data") or Users ("Users' Data") to any person, other than authorized employees, agents or contractors of CheckFree or Client. CheckFree shall instruct such employees, agents, affiliates and contractors to keep the same confidential by using the same care and discretion that CheckFree uses with respect to its own confidential information.

6.     Reliance on Information Provided.

CheckFree shall rely on the accuracy of all information provided to CheckFree by Client. Client shall promptly inform CheckFree of any such incorrect data or information, bear the cost of employee labor and out-of-pocket expenses for such correction and pay any damages arising therefrom.

7.     Availability of the Services.

CheckFree will maintain and operate the Services seven (7) days per week, twenty-four (24) hours per day, except for scheduled or emergency maintenance requirements.

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8.     Use of the Services.

Client and Users shall use the Services in accordance with CheckFree's current rules and such others as may be established from time-to-time. Such rules shall be set forth in documentation materials furnished by CheckFree to Client. CheckFree agrees to give Client at least thirty (30) days advance written notice of any change in the rules.

9.     Modifications in the Services.

9.1 If any modification to the Services shall be required by law or by governmental regulation, CheckFree and Client shall use their best efforts to comply. Client shall pay for any increase in CheckFree's costs and charges therefor, but if it affects other clients of CheckFree, such costs and charges shall be shared equitably by all affected CheckFree clients. Subject to the provisions of paragraph 9.1 hereinabove, without prior notice to Client, CheckFree at its expense may make any modifications, changes, adjustments or enhancements to the Services that it considers to be suitable.

10.    Use of Service Marks.

10.1 Client shall have no right to any copyrighted material, logos, trade names, trademarks or service marks used by CheckFree in connection with the Services. 10.2 Client shall submit all advertising and promotional materials used in connection with the Services to CheckFree for its prior approval of the description of the Services and proposed use thereof, that shall be given in a timely manner and shall not be unreasonably withheld. 10.3 It is agreed that Client may develop and use its own trade names, trademarks, logos or service marks with respect to the Services and CheckFree shall have no proprietary interest therein.

11.    Communications Lines and Equipment.

11.1 CheckFree may order, on Client's behalf and after receiving Client's specific written approval, the installation of appropriate telephone lines and communications equipment to enable Client to access the Services. Client shall pay for all costs of installation and use of telephone lines and communications equipment used in connection with the Services. 11.2 CheckFree shall not be responsible for the reliability or continued availability of telephone lines and other communications equipment used by Client or Users in accessing the Services.

12.    File Security, Retention and Transfer at Time of Termination.

12.1 CheckFree shall provide reasonable security measures to ensure that access to Client's computerized files and records are available only to CheckFree and CheckFree's authorized agents or contractors and to Client and Client's Users. CheckFree reserves the right to issue and change procedures from time-to-time to improve or protect file security.

12.2 CheckFree shall take reasonable precautions to prevent the loss or alteration of Client's computerized files and records accessed or retained by CheckFree, but CheckFree cannot and does not guarantee against any such loss or alteration. Accordingly, Client shall, at its expense, keep copies of the source documents of the information delivered to CheckFree and shall maintain a backup procedure for reconstruction of lost or altered Client computerized files and records to the extent deemed necessary by Client.

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12.3 CheckFree shall, at Client's expense, retain Client's computerized files and records in accordance with Schedule C attached hereto and made a part hereof.

12.4 At the time this Agreement is terminated, if Client is not then in default of any provisions herein, Client shall be entitled to receive from CheckFree records or lists equivalent in content to CheckFree's standard Authorized Vendor/Payee List for each of Client's Users on CheckFree's file. All such records and lists shall be in a form agreeable to both CheckFree and Client. Client shall bear the cost of all programming and processing that may be necessary to render the information usable to Client.

13.    Government Regulation.

13.1 Each party shall, as the case may be: (i) be responsible for compliance with all applicable laws, rules, and regulations (including, without limitation, Regulation E of the Board of Governors of the Federal Reserve System ("Regulation E"), the Electronic Fund Transfer Act and the rules of any applicable national or regional Automated Clearinghouse Association; (ii) establish, maintain, and be responsible for error resolution procedures required by Regulation E and the Electronic Funds Transfer Act; and (iii) be responsible for delivering to the Users any required disclosures and/or any provisional credits in connection with the error resolution procedure that may be required by Regulation E and the Electronic Funds Transfer Act. The parties will cooperate with one another in the investigation and resolution of any alleged errors.

13.2 Client shall provide all required notices and disclosures to the appropriate regulatory authorities and to affected Users concerning the initiation or termination of this Agreement or of Services, or of any substantial changes in the Services being provided to Client or Users. CheckFree agrees that any and all Users' data maintained by it for Client shall be available for inspection by the appropriate regulatory authorities and Client's internal auditors and independent public accountants, upon reasonable prior written notice to CheckFree.

13.3 Client agrees to pay CheckFree for all costs incurred in the preparation of data for inspection, examination or audit (pursuant to subparagraph 13.2) at CheckFree's standard rates then in effect. 13.4 Client shall be solely responsible for the preparation and delivery to its Users of the monthly activity statements that will display the Services and the transactions that have been performed for Users.

14.    Client's Agreement With Depositors.

14.1 Client shall be solely responsible pursuant to Regulation E for ensuring that Users receive adequate disclosure of the terms and conditions governing their use of the Services and for error resolution procedures.

14.2 Client shall include the following notice, or its equivalent, in agreements with Users and in Client's promotional material for the Services:
"Depositors should allow at least five (5) business days from the date payment is scheduled for such payments to be delivered to payees." "Business days" as used in this Agreement shall mean Monday through Friday of each week exclusive of Saturday, Sunday and bank holidays.

14.3 Client shall be responsible for notifying Users of all applicable rules and procedures (and changes therein) to be observed in connection with the furnishing of the Services by CheckFree.

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15.    Insurance.

CheckFree shall, at its expense, during the entire term of this Agreement, keep in full force and effect, policies of insurance, meeting or exceeding the following specifications:

        A. Crime insurance, including Employee Dishonesty and Computer Fraud coverage for theft of money or securities that CheckFree holds, or for which CheckFree is legally liable, arising out of dishonest acts committed by the employees of CheckFree or its subcontractors, acting alone or in collusion with others, or through the use of CheckFree's computer system to fraudulently cause a transfer, in a minimum amount of twenty-five million dollars ($25,000,000) with a maximum deductible of one million dollars ($1,000,000).

        B. General Liability and Errors or Omissions Liability insurance in a minimum amount of twenty-five million dollars ($25,000,000). CheckFree may elect, in its sole discretion, to self-insure in any manner all or a portion of any such coverage, including, without limitations deductibles, self-insured retentions or retrospective rating programs in an amount not to exceed one million dollars ($1,000,000) of loss applicable to any insurance coverage.

CheckFree shall be the named insured and provide a Certificate of Insurance as evidence thereof. All certificates shall provide for thirty (30) day cancellation notice from the insurance carrier and the most current financial rating for the insurance carrier. Also CheckFree shall immediately notify Client of any cancellation notice by the insurance carrier.

16.    Warranty and Limitation of Liability.

16.1 CheckFree warrants that it will exercise reasonable care in the performance of its obligations under this Agreement and that it has all the requisite authority to enter into this Agreement. CheckFree further warrants that it will not infringe upon the intellectual property rights of any third party in the performance of the services. CHECKFREE MAKES NO OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE SERVICES PROVIDED HEREUNDER. Because of the extreme difficulty of fixing actual damages for any failure of a party to perform its obligations hereunder, or from any failure of a party to perform any obligations imposed by law, the parties agree that the liability of a party hereunder for an uninsured loss, if any, shall be limited to liquidated damages in the amount of the Fees paid by Client to CheckFree for the six (6) calendar months immediately preceding the month in which the event occurred that gave rise to the damages. The provisions of this paragraph apply even though the loss or damage, irrespective of cause or origin, results, directly or indirectly, either from performance or nonperformance of obligations imposed by this Agreement. The parties agree that a breach of the terms of Section 5 as well as the breach by CheckFree of the intellectual property rights of a third party are excluded from the limitation of liability portion of this paragraph.

16.2 IN NO EVENT WILL EITHER PARTY BE RESPONSIBLE FOR (A) ANY INCIDENTAL, INDIRECT, CONSEQUENTIAL, SPECIAL, PUNITIVE, OR EXEMPLARY DAMAGES OF ANY KIND, INCLUDING LOST REVENUES OR PROFITS OR LOSS OF BUSINESS REGARDLESS OF WHETHER IT WAS ADVISED, HAD REASON TO KNOW, OR IN FACT KNEW OF THE POSSIBILITY THEREOF; OR (B) FOR ANY LOSS OR

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DAMAGE TO THE OTHER PARTY OR TO USER, DIRECT OR CONSEQUENTIAL, ARISING OUT OF
OR IN ANY WAY RELATED TO ACTS OR OMISSIONS OF THIRD PARTIES INCLUDING, BUT
NOT LIMITED TO, VARIOUS COURIER SERVICES, THE FEDERAL RESERVE BANK, OTHER BANKS WITH WHICH THE OTHER PARTY OR USER DEALS OR THE EMPLOYEES OR AGENTS OF SUCH BANK OR ANY FINANCIAL INSTITUTION WHICH RECEIVES OR ORIGINATES ENTRIES
OR PAYS ELECTRONIC DEBITS FROM USER ACCOUNTS.

Neither party shall be liable for any delay or other failure of performance caused by factors beyond its reasonable control, such as, but not limited to, strikes, insurrection, war, fire, lack of energy, acts of God, governmental acts or regulation, or acts of third parties. If, after the date of this Agreement, any law, regulation, or ordinance, whether federal, state, or local, becomes effective that substantially alters the ability of either party to perform Services hereunder, the affected party shall have the right to terminate this Agreement upon thirty (30) days written notice to the other party.

17.    Indemnification.

CheckFree agrees to indemnify Client, its officers, directors, and employees from and against any and all loss, liability, cost and expense, including punitive damages and reasonable attorneys fees, incurred by any one or more of them by reason of any and all claims, demands, suits, or proceedings made or brought against any one or more of them arising from or related to any act or omission of CheckFree or the Services or the breach of any obligation, responsibility, warranty, or representation of CheckFree to Client related to the development, operation, promotion, or use of the Services. Client agrees to indemnify CheckFree, its officers, directors, and employees from and against any and all loss, liability, cost and expense, including punitive damages and reasonable attorneys fees, incurred by any one or more of them by reason of any and all claims, demands, suits or proceedings, made or brought against any one or more of them arising from or related to any act or omission of Client or the breach of any obligation, responsibility, warranty, or representation of the Client to CheckFree related to the operation, promotion, or use of the Services pursuant to this Agreement.

18.    Default; Remedies Upon Default.

18.1 Should either party (i) default in the payment of any sum of money hereunder, (ii) default in the performance of any of its other obligations under this Agreement, (iii) become the subject of any proceeding under the Bankruptcy Code or become insolvent, or (iv) have any substantial part of its property become subject to any levy, seizure, assignment, application or sale for or by any creditor or governmental agency, the non-defaulting party, at its option, may, upon at least ten (10) days advance written notice thereof, terminate this Agreement and declare all amounts immediately due and payable. The remedies contained in this paragraph 18.1 are cumulative and are in addition to all other rights and remedies available to the non-defaulting party under this Agreement or at law or in equity.

18.2 In the event either party defaults in the performance of this Agreement, the other not in default shall have such remedies, including cancellation of this Agreement, as may be appropriate at law or in equity; provided, however, that no legal action shall be brought by either party unless: (i) the other shall have been given at least thirty (30) days notice in writing specifying the alleged breach thereof and (ii) the alleged breach is continuing.

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18.3 All expenses incurred by the non-defaulting party in terminating the relationship under this Agreement shall be home by the defaulting party.

19.    General.

19.1 The parties acknowledge that they have not been induced to enter into this Agreement by any representation or warranty not set forth in this Agreement. This Agreement contains the entire agreement of the parties with respect to its subject matter and supersedes all existing agreements and all other oral, written or other communications between them concerning its subject matter. This Agreement shall not be modified in any way unless it is in written form and signed by both parties.

19.2 This Agreement may not be assigned by Client, in whole or in part, without the prior written consent of CheckFree, which consent shall not be unreasonably withheld or delayed. Client agrees to give CheckFree notice of any such intended assignment of its rights and obligations under this Agreement.

19.3 This Agreement may not be assigned by CheckFree, in whole or in part, without the prior written consent of Client, which consent shall not be unreasonably withheld or delayed. CheckFree agrees to give Client notice of any such intended assignment of its rights and obligations under this Agreement.

19.4 This Agreement shall be binding upon and shall inure to the benefit of CheckFree and Client and their respective successors and permitted assigns.

19.5 If any provision of this Agreement (or any portion thereof) shall be held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remainder hereof, shall not in any way to be affected or impaired thereby.

19.6 The headings in this Agreement are intended for convenience of reference and shall not affect its interpretation.

19.7 The individuals executing this Agreement on behalf of CheckFree and Client do each hereby represent and warrant that they are duly authorized by all necessary action to execute this Agreement on behalf of their respective principals.

19.8 In the performance of all work, CheckFree is an independent contractor, with sole right to supervise, manage, control and direct the performance of the details of said work to be performed by CheckFree. Client is interested only in the results obtained and the prompt performance by CheckFree of its obligations and agreements hereunder.

19.9 This Agreement is made in the County of Gwinnett, State of Georgia, and shall be construed and interpreted in accordance with the laws of the State of Georgia without regard to choice of law principles.

19.10 The parties do not intend the benefits of this Agreement to inure to any third party, and nothing contained herein shall be construed as creating any right, claim or cause of action in favor of any such third party against either of the parties hereto.

19.11 The form, substance and timing of any press release or other public disclosure of matters related to this Agreement shall be mutually agreed to by CheckFree and Client in writing that consent shall not be unreasonably withheld, except to the extent of disclosure for which CheckFree or Client is required by law to make, in which instance, the parties shall consult prior to making such public disclosure.

19.12 CheckFree warrants that the Services provided hereunder and used by Client prior to, during or after the calendar year 2000 include or shall include, at no additional cost to Client, design and performance capabilities so that Client shall not experience abnormally ending and/or invalid and/or incorrect results from its use in the operation of the business of Client. Furthermore, CheckFree represents and warrants that the Services will under normal use and service, record, store, process and present calendar dates falling on or after January 1, 2000, in the same manner, and with the same functionality, data integrity and performance, as the Services record, store, process and present calendar dates on or before December 31, 1999. CheckFree warrants that the Services will lose no functionality with respect to the introduction of records containing dates failing on or after January 2, 2000, and ensures that the Services will be interoperable with Software used by Client which may deliver records to the Services or receive records from the Services, or interact with the Services, including and not limited to back-up and archived data, date data, century recognition calculations which accommodate same century and multi-century formulas and date values, and date data interface values that reflect the century. 19.13 The parties agree that all obligations that, by their nature are continuing, including, without limitation the indemnification and warranty obligations, shall survive termination of the Agreement.

20.    Arbitration.

20.1 Any controversy or claim between or among the parties hereto including, but not limited to, those arising out of or relating to this Agreement or any related agreements or instruments, including any claim based on or arising from an alleged tort, shall be determined by binding arbitration in accordance with the Federal Arbitration Act (or if not applicable, the law of Georgia), the Rules of Practice and Procedure for the Arbitration of Commercial Disputes of Judicial Arbitration and Mediation Services, Inc. (J.A.M.S.), and the Special Rules set forth below. In the event of any inconsistency, the Special Rules shall control. Judgment upon any arbitration award may be entered in any court having jurisdiction. Any party to this Agreement may bring an action, including a summary or expedited proceeding, to compel arbitration of any controversy or claim to which this Agreement applies in any court having jurisdiction over such action.

20.2 The arbitration shall be conducted in Atlanta, Georgia, and administered by J.A.M.S. which will appoint an arbitrator; if J.A.M.S. is unable or legally precluded from administering the arbitration, then the American Arbitration Association will serve. All arbitration hearings will be commenced within ninety (90) days of the demand for arbitration; further, the arbitrator shall only, upon a showing of cause, be permitted to extend the commencement of such hearing for up to an additional sixty (60) days.

20.3 Nothing in this Agreement shall be deemed to limit the applicability of any otherwise applicable statutes of limitation or repose and any waivers contained in this Agreement.

21.    Contingency Back-up

21.1 CheckFree agrees to provide contingency backup of Services at a separate location for CheckFree's use in resuming Services for Client (and others), in the event that a disaster should prevent CheckFree's performance of Services at CheckFree's primary site such that, by transferring the backup system programs and datafiles and switching of Client's dataline network to the backup site, Services for Client can thereupon be resumed. Such Services shall be resumed on a best efforts basis.

22.    Notices.

Service of all notices under this Agreement shall be in writing and sent by U.S. Certified Mail, return receipt requested, postage paid, addressed to the party to be served notice at the following address:

         CheckFree Corporation
         8275 North High Street
         Columbus, Ohio 43235

         Attention: William C. Buckham, Assistant General Counsel

         Atlanta Internet Bank
         7000 Peachtree-Dunwoody Road
         Building 10, Suite 300
         Atlanta, Georgia 30328
         Attention: President

EXECUTED in multiple originals on the dates shown below.

ATLANTA  INTERNET BANK                          CHECKFREE CORPORATION

By:     /s/ Donald S. Shapleigh             By:     /s/ Kenneth Benvenuto
       ----------------------------                ---------------------------
Print:  Don Shapleigh                       Print:  Kenneth Benvenuto
       ----------------------------                ---------------------------
Title:  President                           Title:  Executive Vice President
       ----------------------------                ---------------------------
Date:  10/30/97                             Date:  10/31/97
       ----------------------------                ---------------------------

                                LIST OF SCHEDULES

Schedule A - Description of CheckFree Bill Payment Services

Schedule B - CheckFree Service Standards

Schedule C - CheckFree Standard Operating Procedures

Schedule D - CheckFree Standard Bill Payment Operating Procedures

Schedule E - Pricing

Schedule F - Description of CheckFree User Interface BankStreet Touch Tone
             (Columbus)

Schedule G - Description of CheckFree Level 2 ROLA/Customer Service


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                                   SCHEDULE A

                 Description of CheckFree Bill Payment Services

CheckFree provides an electronic bill payment service which can be accessed through various User-Interface Devices.

A.       DEFINITIONS

"Service" is defined as CheckFree's bill payment service as further described in Schedule A that the financial institution (Client) offers to its customers (Users).

"Client" is defined as the financial institution and/or third party that provides the Service to its customer base.

"User" is defined as a customer of the financial institution that will access the Service provided by CheckFree.

"Account" is defined as the demand deposit (DDA) account(s) that a User designates as the account(s) from which Service transactions are made.

"System" is defined as the software, data base, voice response unit, and other production and delivery equipment comprising the Service provided by CheckFree.

"Payee" is defined as individuals or businesses that Users select in advance to receive payments through the Service.

"User-Interface Device" is defined as the product the User uses to access the Service.

B.      BELL PAYMENT SERVICE

        1. General

           The Service is an electronic payment system which permits Users to initiate and authorize payments from their Accounts to Payees who Users have selected in advance to receive payments by means of the Service.

        2. Obligations of CheckFree

           CheckFree will provide the Service to Users who have been approved for enrollment pursuant to procedures agreed to between CheckFree and the Client. CheckFree will make every reasonable effort to have the Service available to Users seven (7) days a week, three hundred and sixty-five (365) days a year for the ratio of hours referred to in Schedule F.

           a.     User Enrollment

           CheckFree will provide a standard bill payment enrollment form to the Client to be customized and distributed to the Client's prospective Users.

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           b.     Bill Payment Remittance

           CheckFree agrees to execute the delivery of all bill payments as instructed by the User unless one or more of the following conditions occurs: (1) erroneous or incomplete information is provided by the User; (2) insufficient funds are available in the User's DDA Account; (3) a Payee cannot or will not accept a payment delivered by CheckFree; (4) the User does not follow CheckFree's operating instructions referred to in Schedule E.

           CheckFree will determine the method of payment for delivery of User bill payments. These methods include but are not limited to the following: the Automated Clearing House Network, MasterCard International's Remittance Processing System, direct Payee transfer, paper checks drawn on CheckFree's Corporate Account, or paper drafts drawn on User Accounts. CheckFree may issue a paper draft drawn on the User's Account if one or more of the following conditions applies: (1) the Client elects not to allow CheckFree to secure funds from the User Account prior to payment remittance to the Payee; (2) the Payee is unable to receive electronic payments; (3) the Payee has not agreed to accept reversal transactions from CheckFree; (4) the dollar amount of the payment exceeds the User's credit amount.

           It is understood and agreed that CheckFree will conduct standard credit screening on the Users if the Client elects not to allow CheckFree to secure funds from User Accounts prior to payment remittance to the Payee. CheckFree reserves the right to set credit and check limits on all User Accounts. CheckFree shall comply with the Fair Credit Reporting Act and any other applicable laws and regulations.

           c.     Authorizing Payments

           CheckFree agrees to authorize and secure funds for User payments via a POS (Point of Sale) network. See "Settlement" referred to in this Schedule A for the settlement of authorized payments.

           d.     Debiting User Accounts

           If it is agreed between the Client and CheckFree that CheckFree will debit User Accounts, CheckFree will debit via the Automated Clearing House Network.

           e.     Systems Network

           If Client elects Direct Debit processing, CheckFree agrees to provide the Client's Data Center with a dedicated connection through CheckFree's Frame Relay Network. CheckFree's Frame Relay Network supports both SNA and TCP/IP communication protocols. This network solution is owned and implemented by CheckFree. CheckFree will be responsible for monitoring and support of the Frame Relay Network.

        3. Obligations of Client

           a.     General

           Client agrees to: (1) comply with applicable laws, rules, and regulations governing electronic funds transfers, including providing regulatory notices and disclosures to

           Users and complying with error resolution procedures required by law; and (2) require Users to follow CheckFree's standard operating procedures and terms and conditions with respect to use of the Service as described by CheckFree from time to time.

           b.     User Enrollment

           Client is responsible for obtaining authorization from its Users to process bill payment transactions.

           c.     Marketing

           Client agrees to develop and utilize a promotional and marketing program for the promotion and marketing of the Service.

           d.     Customer Service

           If Client elects to have CheckFree provide First-Tier customer service, Client agrees to: (1) verify accuracy, completeness, and readability of all account information provided by the User on the form prior to delivery to CheckFree; (2) not to contact Payees at any time on behalf of Users; and (3) perform other duties as agreed to between the Client and CheckFree.

      4.   Settlement Options

           Please check only one of the following:

                        User Debit/CheckFree Assumes Risk

           For each remittance processing day, CheckFree debits Client's Users via an ACH debit. CheckFree assumes risk for funds which are not available and assumes all collection responsibilities.

                     User Debit/Client Assumes Partial Risk

           For each remittance processing day, CheckFree debits Client's Users via ACH debit. Client assumes partial risk for a specific dollar amount per payment; Client agrees to provide CheckFree with the agreed upon amount per payment if funds are not available in the User's account. The specific dollar amount per payment is decided upon between CheckFree and the Client.

                 Direct Debit/Client initiates Settlement Credit

           Client must provide CheckFree with a reconciliation file each day. Client is required to transfer funds via ACH or wire to a CheckFree settlement account, in an amount sufficient to cover its Users' authorized Tandem transactions from Client's previous day. Client designates the cut off time for a given business day. CheckFree is responsible for balancing to Client's settlement total.

               Direct Debit/ CheckFree initiates Settlement Debit

           CheckFree must provide Client with a reconciliation file each day. CheckFree is required to debit funds via ACH or debit wire from Client's settlement account, in an amount sufficient to cover Client's Users' authorized Tandem transactions from CheckFree's previous day. CheckFree designates the cut off time for a given business day. Client is responsible for balancing to CheckFree's settlement total.

                     Batch Online Same Day Settlement (BOE)

           Client will transmit electronically User payment instructions to CheckFree. On the same day, Client must initiate an ACH credit to a CheckFree settlement account for an amount sufficient to cover Client's Users' payments transmitted that day. For any payments not processed by CheckFree due to payment exception circumstances, CheckFree must credit Client's settlement account within a specific number of days agreed upon between CheckFree and the Client.

         Batch Online Next Day Settlement (Client initiates Settlement Credit)

           Client will transmit electronically User payment instructions to CheckFree. CheckFree will provide Client with settlement amount based on payments processed. Client must initiate an ACH credit or wire to a CheckFree settlement account the next day for the amount deemed by CheckFree sufficient to cover Client's Users' processed payments.

     Batch Online Next Day Settlement (CheckFree initiates Settlement Debit)

           Client will transmit electronically User payment instructions to CheckFree. CheckFree will provide Client with the settlement amount based on payments processed. CheckFree must initiate an ACH debit or wire to Client's settlement account the next day for the amount deemed by CheckFree sufficient to cover Client's Users' processed payments.

                  Batch File/Client initiates Settlement Credit

           For each remittance processing day, CheckFree agrees to transmit an ACH format to the Client. The Client agrees to transmit back to CheckFree, payments approved for processing. Client is required to wire funds to a CheckFree settlement account, in an amount sufficient to cover its Users' payments for the prior processing day. The settlement amount will equal the net dollar amount (debits less credits) of transactions processed the previous business day as described in this Schedule. Client must also provide CheckFree with a reconciliation file each day.

                                   SCHEDULE B

                           CheckFree Service Standards

CheckFree will provide a monthly report to the Client which will include the tracking of data related to all of the Service Standards defined in this document.

A.   Telephone Bill Payment Voice Response Unit (VRU) Availability

The ratio of hours the CheckFree VRU is able to accept payment instructions (excluding regularly scheduled weekly maintenance) to the total number of hours in a month shall not be less than 99% on a rolling three-month basis.

B.   Systems Availability

The ratio of hours the CheckFree bill payment and banking systems are able to accept payment instructions and banking transactions (excluding regularly scheduled weekly maintenance) to the total number of hours in a month shall not be less than 99% on a rolling three-month basis.

C.   New Application Setup, New Touch Tone Payee Setup and User Account
     Maintenance

CheckFree will complete 94% of all User applications, touch tone Payee adds, and account maintenance within two business days of receipt on a rolling three-month basis.

Note: Only applicable when CheckFree is providing first-tier customer service.

D.   Telephone Service Factor

The ratio of calls answered to calls offered by Users during hours of coverage shall not be less than 95% on a rolling three-month basis.

Note: Only applicable when CheckFree is providing first tier customer service.

E.   Payment Inquiry Rate

The ratio of inquiries requiring Payee contact initiated by Client and/or Client's Users to the total number of payment transactions originated by Client's Users shall not exceed 1.25% on a rolling three-month basis.

F.   Initial Resolution of Non-Urgent Payment Inquiries

CheckFree will reach an initial resolution on 95% of all "non-urgent" user inquiries within three business days of receipt at CheckFree. Initial resolution is defined as any of the following:

           1. Determining whether any mechanical problems occurred at CheckFree during remittance of the payment (i.e. ACH files rejecting, checks not being sent, etc.).

           2. Contacting the Payee to determine whether the payment has been received and, if not, requesting that the Payee note the User's account that the payment was initiated by the User and that research is under way.

            3. Initiating research and actions as necessary by either CheckFree or the Payee in order to have the payment posted to the User's account.

           4. Notifying either the Client or the User that the Payee has been contacted and research is under way.

G.   Initial Resolution of Urgent Payment Inquiries

"Urgent" inquiries are defined as very late rent or mortgage payments, payments to accounts that are pending immediate cancellation or shut off, or inquiries requested by specified/authorized Client personnel to CheckFree customer service supervisory personnel.

CheckFree will initiate 100% of all "urgent" Payee inquiries on the business day of receipt, meaning the Payee will be contacted to review its records.

H.   Final Resolution of Payment Inquiries

Resolving payment inquiries frequently requires that research be performed by the Payee involved. CheckFree will always work with the Payee to resolve the inquiry promptly. After initial resolution, all payment inquiries will be entered into continuous five business day proactive follow up until the payment posting problem is resolved. Proactive follow up will consist of the following:

           1. Providing the Payee with check copies, ACH or RPS transmittal confirmations, etc., as necessary for the Payee to complete their research and post the payment correctly.

           2. Contacting the Payee every five business days until the payment has posted correctly in order to monitor and determine the status of the payment research.

           3. Notifying either the Client or the User regarding the status of the inquiry.

Note: In order to reduce the impact of potential statistical fluctuations that can occur when a user base is relatively small, the Payment Inquiry Rate, Telephone Service Factor and Average Speed of Answer service standards will not apply until the Client has more than 2,000 active Users. However, CheckFree will always seek to provide the same consistent level of service regardless of the number of Users.

                                   SCHEDULE C

                     CheckFree Standard Operating Procedures

The following document outlines CheckFree's general operating procedures. CheckFree reserves the right to adjust or alter these operating procedures as necessary based upon the changing needs of our Clients and Clients' Users and/or changes in the bill payment, banking, and brokerage industries.

A)   Hours of Support

CheckFree Customer Care telephones are staffed twenty-four (24) hours per day, seven (7) days per week, except for New Years Day, Easter Sunday, Memorial Day, July 4th, Labor Day, Thanksgiving, and Christmas. Technical Support telephones are staffed 8am - midnight, Monday - Friday except for the holidays listed above. Technical support is available on Saturdays and Sundays at an additional cost.

B)   Network Support

CheckFree's Client Technical Assistance Center ("CTAC") supports all network and system technical issues. CTAC is staffed twenty-four (24) hours per day, seven (7) days per week, except for the holidays listed above.

C)   File Retention Schedule

Austin Data Center:

The following files will be retained by CheckFree: (1) all program libraries; (2) all documented libraries; (2) all JCL libraries; (3) all online master files; (4) all online transaction files; (5) month-to-date batch files. The frequency of back up is as follows: (1) daily - all files listed above; (2) month end files #1 through #4 listed above; (3) year end - files #1 through #4 listed above. The retention cycle is as follows: (1) daily files - seven (7) days; (2) month end files - one (1) year; (3) year end files minimum of seven (7) years.

Columbus Data Center

The frequency of back up is as follows: (1) daily - Server; (2) Partial backups daily - Mainframe; (3) Weekly full back up - Tandem, Alpha, and Mainframe; (4) Partial backups on Monday and Thursday - Tandem; (5) Incremental backups on Saturday, Sunday, Monday, Tuesday, Wednesday and Thursday - Alpha

The retention cycle is as follows: (1) 4MM (Server backups) - eight (8) days; (2) Tandem files - three hundred and sixty-five (365) days;

ALPHA incremental  backups - eight (8) days and full backups - fourteen  (14)
     days; (4) Mainframe - fifteen (15) days; (5) P.C. backups thirty (30) days.

All full backups are placed in fireproof containers and stored an additional three (3) months when returned from the warehouse.

All file backup and retention for both locations is on industry standard magnetic tape. All files listed above are stored off premises in an air conditioned and fire protected bonded warehouse. Files are transferred from the CheckFree Data Centers to the off premises location by noon of the business day following backup; access to the off premises location is restricted to authorized CheckFree employees.

D)   Time Zone

The processing time and schedule will be dependent upon the time zone of the heckFree Processing Center designated for the Client.

E)    Customer Care Escalations

If    the Client contacts a CheckFree Customer Care supervisor or manager to escalate a User inquiry, a representative from the CheckFree Customer Care Management Team will respond to the Client within twenty-four (24) hours.

F)   Training/Quality Monitoring

CheckFree Customer Care associates are thoroughly trained in a classroom setting for two weeks, which is followed by monitored one-on-one training with an experienced associate in a "live" environment. New Customer Care associates are closely monitored until they are deemed sufficiently trained for unsupervised User contact. Regular and periodic retraining is conducted to assure each associate maintains state-of-the-art competency. In addition, associates are monitored on a weekly basis by supervisors. Each associate must maintain a benchmark percentage of quality and if unable to do so, is coached one-on-one.

G)   Account Changes

All Account changes for Users wherein CheckFree is providing First-Tier Customer Care must be sent to the Processing Center in writing (either from the User or a Client representative) via U.S. Mail or fax. The written request must contain the User's Service Account Number, User's signature, and effective date of change. If the Account change is received by the Client, the written request must contain the User's Service Account Number, printed name and signature of the Client representative along with his/her job title; and must be on Client letterhead. Account changes include but are not limited to the following: name, address, telephone numbers, Account number, and request to inactivate or cancel the Service account.
     (See H for Personal Security Code Changes)

H)   Personal Security Code Changes

All Personal Security Code changes for Users wherein CheckFree is providing First-Tier Customer Care must be sent to the Processing Center in writing from the User (only) via U.S. Mail or fax. The written request must contain the User's Service Account Number, New Personal Security Code, User's signature, and effective date of change.

I)   Users Accessing the Service Outside the U.S.

CheckFree Customer Care does not mail software, reference manuals, letters, Customer Care letters or any product related materials outside of the U.S. (APO, FPO, Guam, and the Virgin Islands are considered within the U.S.)

J)   Identifying User over the Telephone

CheckFree Customer Care will only provide account information to the User.
     For Client representatives, spouses, and relatives, CheckFree will only verify information on the account such as the Service Account number, Account number, Payee account number, and payment information.

K)   Security

CheckFree conducts comprehensive background checks on all associates that includes but is not limited to police records, credit records, previous job records and references.

L)   Security Access Limits on CheckFree System

CheckFree associates are assigned individual security access to the CheckFree on line Customer Care system. Access to specific security fields such as the User's PIN, Account number, Routing Transit number, and account number with Payees requires the associate to perform an additional function on the system to view this information. This additional function creates an audit stamp each time this information is viewed, which allows CheckFree to track this access. Update access to these fields is restricted to Customer Care management and a group of associates specifically trained in the area of Account Maintenance.

M)   Report Package Not Related to Service Standards

CheckFree will provide a monthly report to the Client based upon the User-Interface Devices being used by the Client's Users which will include specific data/statistics not related to the Service Standards defined in this document. These standard statistical reports will include the following:

             1. User Reports:

             a. Daily Touch Tone Call Statistics Report - Number of daily calls placed to the telephone bill payment demo and production VRU lines.

             b. Daily PC Call Statistics Reports - Number of daily calls placed to Customer Care from PC users. c. Daily E-Mail Statistics - Number of E-mails received each day. d Daily Status Activity Report - Number of User enrollments and cancellations by day, week, and month.

             e. Daily Usage Report - Calculates cumulative percentage of payments processed. f. Reason Code Report - Reasons Users called Customer Care.

             2. Operation Reports:

             a. VRU Call Volume - Defines peak hour on the system (includes six (6) month summary).

             3. Reconciliation Reports: a. Summary - Total fees collected.

             b. Actual Charges - Daily fees collected. c. Suppressed Charges
                - Daily fees waived.

             d.  Other Charges - Fees collected for miscellaneous services.

             e. Free Users - Users receiving free pricing. f Inactive Users
                - Users in inactive status.

             g. Excess Fee - If applicable, fees collected for excess
                transactions (fees over the base number of transactions allowed).

             h. Transaction Report - Fees billed to financial institution for banking transactions processed. i. Refunds Processed - Fees refunded to the User.

             j. Added Users - List of Users added during the month.

             k. Deleted Users - List of Users deleted (canceled service)
                during the month.

                                   SCHEDULE D

                         CheckFree Standard Bill Payment

                              Operating Procedures

The following document outlines CheckFree's standard electronic bill payment operating procedures. CheckFree reserves the right to adjust or alter these operating procedures as necessary based upon the changing needs of our Clients and Clients' Users and/or changes in the bill payment industry.

A.   Acceptance of Payment Inquiries

CheckFree will accept User payment inquiries as early as five (5) business days after the scheduled payment date in a Due Date Processing environment and ten (10) business days in a Direct Debit Processing environment.

B.   Late Fees

CheckFree has confidence in the reliability of its processing capabilities, the extent of its Payee database, its large volume of payments, and the extent to which it has become a significant originator of Payee payments. Provided that the payment resulting in such a fee was scheduled in accordance with the approved product literature, CheckFree will cover any Payee imposed late fees up to $50.00 per payment which have been incurred by any User and which a Payee will not waive or reverse.

This commitment does not apply to prohibited payment types such as payments to settle securities purchases, payments to interest bearing accounts, tax payments and court ordered payments, or payments scheduled in the grace period.

C.    Stop and Reissues

To expedite the resolution of payment inquiries involving check payments that have not been cashed by the Payee and are believed to be lost in the mail, CheckFree will place a stop payment on the original remittance and issue a replacement remittance as follows:

         CheckFree Corporate Single Checks

         Due Date Processing: beginning ten (10) business days after the User's scheduled payment due date.

         Process Date Processing: beginning fifteen (15) business days after the User's scheduled payment process date.

         CheckFree Corporate Consolidated Checks

         Due Date Processing: beginning thirty-one (31) calendar days after the User's scheduled payment.

         Process Date Processing: beginning thirty-five (35) calendar days after the User's scheduled payment process date (i.e. after the payment is at least one (1) month late to the Payee).

         Laser Checks

         Due Date Processing: beginning ten (10) business days after the User's scheduled payment due date .

         Process Date Processing: beginning fifteen (15) business days after the User's scheduled payment process date.

         Note: Laser Checks are drawn directly from the User's account, similar to a User's personal check. Therefore, these procedures only apply to those financial institutions who cooperate in placing the stop payment on the laser check.

D.   Outstanding Corporate Checks

CheckFree periodically reviews the clearing of all corporate checks. Funds resulting from any uncashed corporate checks are electronically credited back to the User.

E.   Global Payee Address Changes

CheckFree reserves the right to make global Payee address changes which will change Payee addresses on User Accounts. Global address changes may be made for either of, but not limited to, the following reasons: if the Payee requests a specific payment exception address or if the Payee changes the payment processing address.

F. Operator Assisted Payment Instructions

CheckFree Customer Care will not manually enter payment instructions on the CheckFree System on behalf of the User, nor will CheckFree Customer Care enter payment instructions on the User's behalf on any of the User-Interface products.

                                   SCHEDULE E
           ATLANTA INTERNET BANK PRICING FOR TOUCH TONE AND EDIFY BILL
                                     PAYMENT



Implementation Fee                                          $_____ (waived)
Fee to move Frame Relay Connection                          $_____
Customer Service Training                                   $_____ (in Columbus)
(These fees are payable upon contract signing)              $_____ (in Atlanta)

Monthly Minimum (Begins upon contract signing.
                  Months 1-6                       $_____
                         7-60                      increasing at $___ per month

User Fees For Edify Bill Payments                  $____ per month
Due date/non-guaranteed funds
(This fee applies to all enabled users             (includes 10 payments, of
regardless usage during a particular               additional payments $___)
month)

Process date/guaranteed funds environment          $___ per month
                                                   (additional payments $____)

Telecommunications                                 $____ per month
(Per Frame Relay connection, TCP/IP protocol,
includes routers, DSU's, 7x24 monitoring,
telecom, encryption key maintenance, etc.

TT/VRU access through 1-800#                       $____/minute

User Guides and Fulfillment for Touch Tone
         CheckFree fulfills                       $_____
         CheckFree prints and fulfills            $_____


Miscellaneous Fees

ROLA User Ids:                      $___ / User ID / month (i.e.: $___/FI Rep
                                    using ROLA / mo.).

NSF - EFT / ISO Debit off-line:                   $_____ each
NSF - EFT / ISO Debit on-line, in session:        $_____ each
NSF - ACH Debit                                   $_____ each




Stop and Reissue:                   $_____ each (requested outside of normal Stop &
                                    Reissue guidelines).

Overnight Delivery:                         $_____ each (requested by user or FI).
Touch Tone Merchant Lists:                  $_____ / list (FI selects frequency).
Touch Tone Monthly Statements:              $_____ / statement (optional - FI determines).

Supplemental Training
(Above and beyond standard training included in implementation fee)

         On-site at FI (per trainer):                $_____ first day; $_____ each additional day.
                                                     (includes travel & living expenses)

         At CheckFree (per trainer):                 $_____ first day; $_____ ea. additional
                                                     day (space permitting)

CheckFree Resource Time
(For special requests made by FIs, including providing estimates, queries, custom development, conversions, etc)

         Customer Service Rep:                                $_____ / hour
         (data entry, customer service, research, etc)

         Non-Systems Professionals:                           $_____ / hour
         (Account Managers, Implementations Managers, Product
          Management, Customer Service Managers, etc.)

         Systems Professionals:                               $_____ / hour
         (developers, architects, systems analysis,
         programming, etc.)

         Computer Time:                                       $_____ / hour
         Additional UI Branding / Customization:
         (as supported by individual UIs)                     $_____ / hr or $_____ / day



                                   SCHEDULE F

                     Description of CheckFree User Interface

                        BankStreet Touch Tone (Columbus)

BankStreet Touch Tone (Columbus) user interface is available on a Conversant VRU which offers bill payment features.

A.     DEFINITIONS

"Service" is defined as CheckFree's bill payment service as further described in Schedule C that the financial institution (Client) offers to its customers (Users).

"Client" is defined as the financial institution and/or third party that provides the Service to its customer base.

"User" is defined as a customer of the financial institution that will access the Service provided by CheckFree.

"Account" is defined as the demand deposit (DDA) account(s) that a User designates as the account(s) from which Service transactions are made.

"System" is defined as the software, data base, voice response unit, and other production and delivery equipment comprising the Service provided by CheckFree.

"Payee" is defined as an individual or business that Users selects in advance to receive payments through the Service.

"User-Interface Device" is defined as the product the User uses to access the Service.

B.     BANKSTREET TOUCH TONE (COLUMBUS)

       1.  Touch Tone Demo

           CheckFree will provide a touch tone bill payment demo script which allows the User to hear a demonstration of a typical bill payment session. The User is prompted to enter a payee date and amount. The *0 command can transfer the prospective User to a sales department (either to CheckFree or the Client).

       2.  Bill Payment Features

           a.   Payment Scheduling

           Users can pay anyone, from anywhere in the U.S., twenty-four (24) hours a day, seven (7) days a week. Users can also schedule payments up to one (1) year in advance.

           b.   Debiting the User

           Funds for payments are deducted from an Account on the day specified by the User.

           c.   Speech recognition

           The BankStreet Touch Tone allows the User to voice the commands rather than use the touch tone key pad

           d.   QuickStart Program

           CheckFree provides a QuickStart guide for the BankStreet Touch Tone User to walk the User through the easy steps to access the Service and begin paying bills.

           e.   Bill Payment Types

           BankStreet Touch Tone permits Users to initiate and authorize payments from their Accounts to Payees who Users have selected in advance to receive payments by means of the Service. Users will have the option of setting up Payees as one of two bill payment types: (1) Recurring Payments are of a fixed amount that are paid on a regular time interval, such as monthly (i.e. rent, mortgage, etc.). Once a Recurring Payment is set up by the User, CheckFree will automatically execute bill payments according to User instructions until the User cancels or changes those instructions;
           (2) Variable Payments vary in amount and/or date (i.e. utility, credit card, etc.). Once a Variable Payment is set up by the User, CheckFree will execute the bill payment instructions according to User instructions for each individual payment.

           f.   Additional Payment Scheduling

           The Touch Tone Conversant system allows the User to schedule a Variable Payment to a Payee who is already set up as recurring.

           g.   Payee List

           BankStreet Touch Tone allows the User to hear a list of all active Payees along with their respective Payee number.

           h.   Payee List Request

           BankStreet Touch Tone allows the User to request a paper Payee list in a bill payment session.

           i.   Automated Payee Add

           BankStreet Touch Tone allows the User to add or delete Payees electronically during a bill pay session. (When adding Payees, the Columbus Conversant System contains a list of over 400 common Payees for the User to choose from.)

           Users can schedule Recurring Payments to a Payee in the same bill pay session during which the Payee is added.

           j.   Automated Payee Credit Card Add

           BankStreet Touch Tone allows the User to add MasterCard and Visa Payees with even more convenience by only requiring the User to enter its account number with the

           Payee.

           k.   Express Bill Pay

           BankStreet Touch Tone provides a simplified bill payment script separate from the main script. This express system allows the User to schedule Variable Payments only.

           l.   Payee History

           BankStreet Touch Tone allows the User to hear the last payment sent and the last payment approved for selected payees.

           m.   Monthly Statement

           CheckFree provides an optional itemized monthly bill pay statement. Budgetary charts are also included to help Users monitor and categorize expenses.

           n.   Customer Service

           BankStreet Touch Tone provides quick, easy access to customer service throughout the bill payment system.

       3.  VRU

           CheckFree will provide a Conversant VRU. Customized greetings using the Client's name can be set up in the CheckFree VRU.

           The Client has the option of a flash hook from its VRU to the CheckFree VRU. In this instance, the User dials the Client's VRU number and selects a bill pay option set up by the Client; the Client's VRU then dials the CheckFree VRU and the customer begins the bill pay session.

           CheckFree provides an 800 number for the Client's Users to access the VRU.

       4.  Obligations of Client

           a.   Product and Service Branding

           Client agrees to: (1) provide CheckFree with all custom components for BankStreet Touch Tone; and (2) provide CheckFree with custom letterhead and signatures.

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Level 2 is defined as Client providing full support for bill payment processing. CheckFree provides Remote On Line Access (ROLA) to Clients who select to provide full support for bill payment processing.

A.       DEFINITIONS

"Service" is defined as CheckFree's bill payment service as further described in Schedule A that the financial institution (Client) offers to their customers (Users).

"Client" is defined as the financial institution and/or third party that provides the Service to their customer base.

"Client Representative" is defined as the financial institution's employed personnel who will access CheckFree's ROLA.

"User" is defined as a customer of the financial institution that will access the Service provided by CheckFree.

"Account" is defined as the demand deposit (DDA) account(s) that a User designates as the account(s) from which bill payment transactions are made.

"System" is defined as the software, data base, voice response unit, and other production and delivery equipment comprising the Service provided by CheckFree.

"ROLA" or "ROLA System" is defined as CheckFree's account tracking system that contains bill payment User data.

"Payee" is defined as individuals or businesses that Users select in advance to receive payments through the bill payment service.

"First Tier" is defined as customer support responsibilities which include but are not limited to (1) adding User to ROLA system; (2) answering incoming calls and incoming e-mail from Users; (3) opening payment inquiries on ROLA;
(4) research requests on ROLA.

"User-Interface Device" is defined as the product the User uses to access the Service.

B.       CUSTOMER SERVICE

         1.   General

         Client will provide support directly to the Client's Users. This includes, but is not limited to, incoming telephone calls, written correspondence, and PC software technical support. CheckFree will provide back-end support to Client for all bill payment inquiries and network support.

         2.   Obligations of CheckFree

              a.  Bill Payment Inquiries

              CheckFree will research all bill payment inquiries received from Client through ROLA. This research will include but may not be limited to the following: (1) contacting the payee by telephone on behalf of the User; (2) forwarding check copies to payee on behalf of User; (3) forwarding electronic transmission to payee on behalf of User; and (4) researching User's transmittal reports to the Processing Center. All research results will be sent to Client via ROLA.

              b.  E-Mail

              CheckFree will receive and respond to incoming e-mail from Users. Incoming e-mail also includes e-mails from Users requesting technical support for any of CheckFree's
              User-Interface Devices

              c.  Network Support

              CheckFree will provide all network/technology support to Client. CTAC monitors hardware, software, middleware, networking, telephony and mainframe applications. This help desk operates 24x7 and is available for the Client to report technical problems such as not being able to access ROLA, reports from customers not being able to access the VRU, etc.

     3.  Obligations of Client

         a.   ROLA

         Client will use CheckFree's ROLA as defined in Schedule E to provide customer service.

         b.   User Enrollment

         Client will add Users via ROLA to the CheckFree system after receiving enrollment forms from Users.

         c.   Incoming Calls

         Client will answer all incoming calls from Client's Users. Incoming calls may include but not be limited to the following: (1) payment cancellations; (2) User-Interface device instructions; (3) bill payment inquiry; (4) technical support for User-Interface devices;
         (5) account changes; and (6) payee information changes.

         d.   Inquiry Tracking

         Client agrees to log all incoming calls from Users.

         e.   Bill Payment Inquiries

         Client will forward via ROLA all bill payment inquiries received from Users which require payee contact or research to resolve. Client understands all payee contact is CheckFree's responsibility and Client agrees not to contact payees at any time on behalf of Users.

C.       ROLA

     1.  General

         CheckFree's ROLA is an account tracking system which allows the client to perform virtually every type of customer support for a User of CheckFree's bill payment processing service.

     2.  Obligations of CheckFree

              a.  System Availability

              CheckFree will make every reasonable effort to provide access to ROLA 24 hours a day, 365 days a year, outside of regularly scheduled maintenance and processing download times.

              b.  Network Access

              CheckFree provides total dial up access to Client. Networking is owned and implemented by CheckFree.

              c.  Implementation

              CheckFree will to implement ROLA approximately 60 days after Client completes the ROLA form accurately.

              d.  Training

              CheckFree will provide full customer service and ROLA training to the Client. This training will be designed as a "train the trainer" session. This training includes but is not limited to
              (1) ROLA system; (2) bill payment processing; (3) customer service procedures. The location of training will be agreed upon between CheckFree and the Client.

              e.  Upgrades

              CheckFree will provide all upgrades to ROLA system automatically to Client.

              f.  Security Access

              CheckFree provides ROLA security access form to Client on line. CheckFree processes all requests and provides Client with User IDs. Client's Representatives will choose individual password when signing on to ROLA. CheckFree ROLA system will require Client's Representatives to change the passwords each month. CheckFree reserves the right to change or alter security procedures established for ROLA.

              g.  Secured Data

              User Personal Security Codes, account number with Payees, and if applicable, banking information are not readily available to view on line. CheckFree will require Client's Representative to perform an additional function on line to view this information. This additional function creates an audit stamp each time this information is viewed, which allows CheckFree to track this access. This additional function may be restricted by individual Client Representative.

              h.  Technical and Network Support

              CheckFree's Client Technical Assistance Center ("CTAC") supports all network and system technical issues. CTAC is staffed 24 hours per day, 7 days per week, except for New Years Day, Easter Sunday, Memorial Day, July 4th, Labor Day, Thanksgiving, and Christmas.

              i.  Viewing User Data

              CheckFree ROLA will provide Client the following information that can be viewed on line:

                  1. User Information which includes User name, address, telephone number, Source Code, Price Code, Service Account Number, Personal Security Code, and if applicable, User's banking information and software version.

                  2. User Payee List which includes all payees added by the User and/or Client. Payee files will contain payee name, address, telephone number, User account number, schedule payment date and amount.

                  3. User Payment History which includes payee name, payment date, payment amount, and payment method used by CheckFree.

                  4. User Inquires which include User calls and User e-mails, tracked by Client and/or CheckFree.

              j.  Updating User Data

              CheckFree ROLA will provide Client the following information that can be updated on line:

              1.   User Payee information can be added, deleted and changed.

              2.   User Information can be added changed, deleted and changes.

              3. User Pending Payments (payments not yet processed by CheckFree) can be scheduled, changed or canceled.

              4.   Log and track all User inquiries.

              5.   Send User inquires on line to CheckFree customer support.

     3.  Obligations of Client

         a.   General

         Client agrees to comply with applicable laws, rules, and regulations governing electronic funds transfers, including providing regulatory notices and disclosures to Users and complying with error resolution procedures required by law.

         b.    Equipment Access

         Client agrees to provide Client Representative with PC containing 3270 software and or 3270 terminal.

         c.   Security Access

         Client agrees to establish and monitor internal procedures which limit one User ID to one Client Representative. User IDs and passwords are not to be shared.

         d.   ROLA Operating and Security Procedures

         Client agrees to comply with CheckFree's standard operating rules and security procedures.